Exhibit 99.1

Genvor Appoints Donald Kalkofen as Chief Financial Officer

Seasoned biotech CFO brings 20+ years of public company finance leadership and IPO experience to support Genvor’s dual-market growth strategy

Woodland, CA – May 21, 2026 – Genvor, Inc. (OTCQB: GNVR) (“Genvor”), a biotechnology company harnessing AI to generate novel peptides that deliver high-performance solutions across agriculture and human health, today announced the appointment of Donald Kalkofen as Chief Financial Officer. In this role, Mr. Kalkofen will lead Genvor’s financial strategy as the company advances its dual-market commercialization plans across agriculture and human health and wellness.

Mr. Kalkofen brings more than 20 years of Chief Financial Officer experience leading finance and operations across biotechnology, financial services, and technology, with a proven track record of guiding companies through initial public offerings and complex capital markets transactions. Most recently, he served as Chief Financial Officer of Alpha Cognition, Inc., a publicly traded CNS-focused biotechnology company dedicated to developing treatments for patients suffering from neurodegenerative diseases, such as Alzheimer’s, where he led the preparations for the company’s successful NASDAQ listing and helped to establish new banking, audit committee, and investor relations functions. Prior to Alpha Cognition, Mr. Kalkofen served as Chief Financial Officer of Protagonist Therapeutics, a publicly traded clinical-stage biopharmaceutical company, where he helped guide the company’s strong growth and supported the company’s successful SOX 404(b) implementation. Earlier in his career, Mr. Kalkofen held Chief Financial Officer and senior finance leadership roles at Symantec Corporation and West Coast Bancorp, where he took the bank public on NASDAQ and led growth from $90 million to $1.5 billion in assets.

“Don’s track record of guiding biotechnology companies through transformational growth makes him the ideal financial leader for Genvor at this stage of our development,” said Chad Pawlak, Chief Executive Officer of Genvor. “His deep public company experience combined with his command of complex capital markets and partnership transactions positions him to support the structuring of future joint development agreements across both our agricultural and human health and wellness platforms.”

“Genvor is at an exciting inflection point with a proprietary peptide platform, an expanding pipeline, and a clear path to growth across two complementary markets,” said Mr. Kalkofen. “Having helped guide biotechnology companies through similar transitions, I look forward to working alongside Chad and the team to strengthen Genvor’s financial foundation that will drive the company’s next phase of growth.”

Mr. Kalkofen is a Certified Public Accountant (inactive) and holds a Bachelor of Arts in Accounting from Washington State University.

About Genvor

Genvor, Inc. (OTCQB: GNVR) is a biotechnology company harnessing AI to generate novel peptides that deliver high-performance solutions across agriculture and human health. Powered by its proprietary BioCypher™ platform and patented peptides, Genvor is developing and intends to commercialize biological actives for crop protection and plant health alongside consumer-focused peptide solutions for recovery, performance, anti-aging, and daily wellness. Through its technology platforms and future partnerships, Genvor intends to advance a new era of natural, science-based innovation. For more information, visit www.genvor.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements." These statements include, but are not limited to, statements relating to the Company's operations. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management's current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Actual results may differ materially from those indicated by these forward-looking statements because of various important factors, including, without limitation, market conditions. All such statements speak only as of the date of this press release. Consequently, forward-looking statements should be regarded solely as Genvor’s current plans, estimates, and beliefs. Genvor cannot guarantee future results, events, levels of activity, performance, or achievements. Genvor does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contacts:

Carly Scaduto

carly@carlyscadutoconsulting.com

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